As filed with the Securities and Exchange Commission on January 22, 2018
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The New Home Company Inc.
(Exact name of registrant as specified in its charter)

Delaware	27-0560089
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

85 Enterprise, Suite 450
Aliso Viejo, California 92656
(949) 382-7800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John M. Stephens
Chief Financial Officer
The New Home Company Inc.
85 Enterprise, Suite 450
Aliso Viejo, California 92656
(949) 382-7800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Jeffrey E. Beck
Kevin Zen
Snell & Wilmer L.L.P.
One Arizona Center
400 East Van Buren Street
Phoenix, Arizona 85004-2202
(602) 382-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Non-accelerated filer (Do not check if smaller reporting company)	☐	Accelerated filer	☒	Smaller reporting company	☐
						Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum offering price	Amount of registration fee
Primary Offering by The New Home Company Inc.:
Common Stock, par value $0.01 per share	(1)(2)	(1)(2)	(1)(2)
Preferred Stock, par value $0.01 per share	(1)(2)	(1)(2)	(1)(2)
Debt Securities(3)	(1)(2)	(1)(2)	(1)(2)
Warrants	(1)(2)	(1)(2)	(1)(2)
Purchase Contracts	(1)(2)	(1)(2)	(1)(2)
Units	(1)(2)	(1)(2)	(1)(2)
Guarantees of Debt Securities(4)	(1)(2)	(1)(2)	(1)(2)
Total for Primary Offering			$450,000,000(5)	$56,025(6)
Secondary Offering by Selling Stockholders:
Common Stock, par value $0.01 per share	6,407,484(2)	$12.54	$80,349,849	$10,004(7)
Total for Primary and Secondary Offerings				$66,029(8)

(1)
Information with respect to each class is omitted pursuant to General Instruction II.D. of Form S-3. An unspecified number of securities or aggregate principal amount, as applicable, of each identified class to be offered at indeterminate prices is being registered pursuant to this registration statement.

(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder includes such indeterminate amount of securities as may be issued upon exercise, conversion or exchange of, pursuant to anti-dilution adjustments, or pursuant to a stock dividend, stock split or similar transaction with respect to securities that provide for such issuance, exercise, conversion, exchange, adjustment, stock split or similar transaction. Separate consideration may or may not be received for any of these securities.

(3)
Debt securities may be issued at an original issue discount or at a premium. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $450,000,000, less the aggregate dollar amount of all securities previously issued hereunder.

(4)
The guarantees are expected to be the full and unconditional, joint and several guarantee of The New Home Company Inc.’s obligations under its debt securities by one or more of its wholly owned direct or indirect subsidiaries listed in the Table of Additional Registrants on the following page. No separate consideration will be received for the guarantees of debt securities. No additional registration fee for the guarantees will be due pursuant to Rule 457(n) under the Securities Act.

(5)
Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of common stock that are issued upon conversion of debt securities or preferred stock or upon exercise of warrants registered hereunder. The aggregate maximum offering price all securities issued by the registrant pursuant to this registration statement will not exceed $450,000,000.

(6)	With respect to the primary offering, the registration fee has been calculated pursuant to Rule 457(o) under the Securities Act.

(7)
With respect to the secondary offering, the registration fee has been calculated pursuant to Rule 457(c) under the Securities Act, based on the average high and low prices per share of the common stock as reported on the New York Stock Exchange on January 16, 2018.

(8)
Pursuant to Rule 457(p) under the Securities Act, the registrant is applying filing fees of $41,396 relating to $356,250,000 of unsold securities under its Registration Statement on Form S-3 (File No. 333-204238), originally filed by the registrant on May 15, 2015 and declared effective on June 15, 2015, to partially offset the entire registration fee of $66,029 that would otherwise be due in connection with this registration statement. As a result, $24,633 is being remitted herewith.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact name as specified in its charter*	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.
TNHC Realty and Construction Inc.	Delaware	27-0562009
The New Home Company Southern California LLC	Delaware	27-0560172
The New Home Company Northern California LLC	Delaware	27-1257925
TNHC Land Company LLC	Delaware	45-2107915
TNHC Arizona LLC	Delaware	32-0479659
TNHC San Juan LLC	Delaware	37-1731498
TNHC-Santa Clarita GP, LLC	Delaware	90-0899961
LR8 Investors, LLC	Delaware	27-3502935
LR8 Owner, LLC	Delaware	27-3503016
TNHC-Calabasas GP LLC	Delaware	36-4769747
TNHC Grove Investment LLC	Delaware	36-4756570
TNHC Canyon Oaks LLC	Delaware	37-1701190
TNHC-Arantine GP LLC	Delaware	35-2512260
Larkspur Land 8 Investors, LLC	Delaware	45-2609860
Larkspur Land 8 Owner, LLC	Delaware	45-2609901
DMB/TNHC LLC	Delaware	81-3914001
TNHC Tidelands LLC	Delaware	38‐3972139
TNHC Arizona Marketing LLC	Delaware	35-2610916
TNHC Holdings LLC	Delaware	82-4022802
TNHC Holdings 1 LLC	Delaware	82-4022557
*Each additional registrant is a wholly owned direct or indirect subsidiary of The New Home Company Inc. The guarantees are expected to be full and unconditional and joint and several. In the event that a guarantor sells or disposes of all of such guarantor’s assets, or in the event that we sell or dispose of all of the equity interests in a guarantor, by way of merger, consolidation or otherwise, in each case in accordance with the terms and conditions set forth in the applicable indenture, then such guarantor will be released and relieved of any obligations under its note guarantee. The address, including zip code, and telephone number, including area code, of each additional registrant’s principal executive offices is c/o The New Home Company Inc., 85 Enterprise, Suite 450, Aliso Viejo, California, telephone (949) 382-7800. The name, address, and telephone number of the agent for service for each additional registrant is John M. Stephens, Chief Financial Officer, The New Home Company Inc., 85 Enterprise, Suite 450, Aliso Viejo, California, telephone (949) 382-7800.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated January 22, 2018.
PROSPECTUS

The New Home Company Inc.
$450,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Purchase Contracts
Units
Guarantees of Debt Securities
_____________

6,407,484 Shares of Common Stock Offered by the Selling Stockholders

We may offer and sell up to $450,000,000 in the aggregate of the securities identified above, and the selling stockholders may offer and sell up to 6,407,484 shares in the aggregate of our common stock, in each case from time to time in one or more offerings. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

Each time we or any of the selling stockholders offer and sell securities, we or such selling stockholders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling stockholders, as well as the amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling stockholders may offer and sell shares of our common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 8 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the New York Stock Exchange under the symbol “NWHM.” On January 19, 2018, the last reported sale price of our common stock on the New York Stock Exchange was $12.88 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                     .

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell the securities described in this prospectus from time to time and in one or more offerings up to an aggregate dollar amount of $450,000,000. In addition, the selling stockholders may, from time to time, sell up to 6,407,484 shares of our common stock in one or more offerings. Each time that we or the selling stockholders offer and sell securities, we or the selling stockholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we nor the selling stockholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the selling stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, the terms “we”, “us”, “our” and the “Company” refer to the Company and its wholly owned subsidiaries, on a consolidated basis.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Investors are cautioned that this prospectus and any documents that we incorporate by reference herein may contain forward-looking statements. Statements which are predictive in nature, which depend upon or refer to future events or conditions, or which include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “hopes” and similar expressions constitute forward-looking statements. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects and our possible future actions, which may be provided by management are also forward-looking statements. Forward-looking statements are based upon expectations and projections about future events and are subject to assumptions, risks and uncertainties about, among other things, our business, economic and market factors and the homebuilding industry. These forward-looking statements speak only as of the dates stated and we do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by these forward-looking statements will not be realized. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not prove to be correct or we may not achieve the financial results, savings or other benefits anticipated in the forward-looking statements.

These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties, some of which may be beyond our control, including significant business, economic, competitive, regulatory and other risks and uncertainties. If any of those risks and uncertainties materialize, actual results could differ materially from those discussed in any such forward-looking statement. Among the factors that could cause actual results to differ materially from those discussed in forward-looking statements are those discussed under the heading “Risk Factors” in this prospectus, as well as in our other reports filed from time to time with the SEC. These factors include, but are not limited to:

•	Risks related to our business, including among other things:

◦	our geographic concentration primarily in California;

◦	the cyclical nature of the homebuilding industry which is affected by general economic real estate and other business conditions;

◦	availability of land to acquire and our ability to acquire such land on favorable terms or at all;

◦	shortages of or increased prices for labor, land or raw materials used in housing construction;

◦	the illiquid nature of real estate investments;

◦	economic changes either nationally or in the markets in which we operate, including declines in employment, volatility of mortgage interest rates and inflation;

◦	the degree and nature of our competition;

◦	a large proportion of our fee building revenue being dependent upon one customer;

◦	delays in land development or home construction resulting from adverse weather conditions, regulatory approval delays, labor shortages, or other events outside our control;

◦	product liability and warranty claims, including the cost and availability of insurance;

◦	information systems interruption or breach in security;

•	Risks related to laws and regulations, including among other things:

◦	changes in, or the failure or inability to comply with, governmental laws and regulations; including environmental laws and regulations;

◦	mortgage financing, as well as our customer’s ability to obtain such financing, interest rate increases or changes in federal lending programs;

◦	the timing of receipt of regulatory approvals and the opening of projects;

◦	the impact of recent accounting standards;

•	Risks related to financing and indebtedness, including among other things:

◦	volatility and uncertainty in the credit markets and broader financial markets;

◦	our liquidity and availability, terms and deployment of capital;

◦	issues concerning our joint venture partnerships, in which we have less than a controlling interest;

◦
our leverage, interest expense, debt service obligations and restrictive covenants related to our operations in our current or future financing arrangements, including under our unsecured credit facility and our senior notes;

•	Risks related to our structure and ownership of our common stock, including among other things:

◦	availability of qualified personnel and our ability to retain our key personnel;

◦	our status as an emerging growth company with a limited operating history;

◦	the price of our common stock is subject to volatility and our trading volume is relatively low;

◦	our senior notes rank senior to our common stock upon bankruptcy or liquidation;

•	Additional factors or conditions described in subsequent filings with the SEC, incorporated by reference in this prospectus.

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

The forward-looking statements in this prospectus speak only as of the date of this prospectus, and we undertake no obligation to revise or publicly release any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our website address is www.NWHM.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 23, 2017.

•

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on April 27, 2017.

•

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed with the SEC on July 27, 2017.

•

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed with the SEC on October 27, 2017.

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 30, 2017.

•	Our Current Report on Form 8-K, filed with the SEC on January 22, 2018.

•
The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on January 28, 2014, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange

Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

The New Home Company Inc.
85 Enterprise, Suite 450
Aliso Viejo, California 92656
(949) 382-7800
Attention: Investor Relations

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

THE COMPANY
Company Overview
We are a new generation homebuilder focused on the design, construction and sale of innovative and consumer-driven homes in major metropolitan areas within select growth markets in California and Arizona, including coastal Southern California, the San Francisco Bay area, metro Sacramento and the greater Phoenix area.

We were founded in August 2009, and in January 2014, we completed our initial public offering of shares of our common stock. We believe our management team has extensive and complementary construction, design, marketing, development and entitlement expertise, as well as strong relationships with key land sellers within each of our local markets, and a reputation for quality building, which provide a competitive advantage in being able to acquire land, participate in and create masterplans, obtain entitlements and build quality homes.

We focus on identifying unique sites and creating communities that allow us to design, construct and sell consumer-driven single-family detached and attached homes where we are rewarded for thoughtful land planning and architecture. Additional defining characteristics of our markets include barriers to entry, job growth, high employment to building permit ratios and increasing populations, which can create growing demand for new housing. We believe our approach to market research, architectural design and construction expertise across an extensive range of product offerings allow us the flexibility to pursue a wide array of land acquisition opportunities that appeal to a broad range of potential homebuyers, including entry-level, move-up, move-down and luxury customers.

Additionally, we strive to enhance the home-buying experience and buyers’ personal investment in their homes by actively engaging them in the selection of design options and upgrades. Our on-site design studios also allow buyers to personalize our home offerings.
Corporate Information

The New Home Company Inc. was incorporated in Delaware in 2014 and our predecessor company was founded in 2009. Our principal executive offices are located at 85 Enterprise, Suite 450, Aliso Viejo, California 92656. Our main telephone number is (949) 382-7800.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of common stock being offered by the selling stockholders.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated.

		Year Ended December 31,
	Nine Months Ended September 30, 2017	2016	2015	2014	2013(1)	2012(1)
Ratio of earnings to fixed charges(2)	1.15x	4.55x	8.28x	1.61x	8.18x	—
Excess of fixed charges to earnings (in thousands)	—	—	—	—	—	$(1,489)

___________

(1)	We completed our initial public offering on January 30, 2014. Data presented for the years prior to 2014 represent our results operating as The New Home Company LLC as a private company.

(2)
Ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges. For this purpose, “earnings” means pretax income (loss) (plus cash distributions of income from unconsolidated joint ventures) before (a) income from unconsolidated joint ventures, (b) interest amortized to cost of sales, (c) interest expense and (d) interest portion of rent expense; and “fixed charges” means interest incurred, whether expensed or capitalized, and the interest portion of rent expense.

For the periods indicated above, we have no outstanding shares of preferred stock with required dividend payments. Therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are identical to the ratios presented in the tables above.

DESCRIPTION OF CAPITAL STOCK

As used in this section only, the “Company,” “we,” “our” or “us” refer to The New Home Company Inc., excluding our subsidiaries, unless expressly stated or the context otherwise requires.

The following description is intended as a summary of our Amended and Restated Certificate of Incorporation, or our Charter, our Amended and Restated Bylaws, or our Bylaws, and to applicable provisions of the Delaware General Corporation Law, or the DGCL. The following description is only a summary of the material provisions of our capital stock, the Charter, and the Bylaws and does not purport to be complete and is qualified in its entirety by reference to the provisions of the Charter and the Bylaws. The Charter and Bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.
General
Our authorized capital stock consists of 500,000,000 shares of common stock, par value of $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. As of January 19, 2018, there were 20,876,837 shares of common stock and no shares of preferred stock outstanding, respectively.
Common Stock
Shares of our common stock have the following rights, preferences and privileges:

•
Voting Rights. Each outstanding share of common stock entitles its holder to one vote on all matters submitted to a vote of our stockholders, including the election of directors. There are no cumulative voting rights. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes cast by the shares of common stock present in person or represented by proxy and entitled to vote.

•
Dividends. Subject to the rights of the holders of any preferred stock that may be outstanding from time to time, the holders of common stock are entitled to receive dividends as, when and if dividends are declared by our board of directors out of assets legally available for the payment of dividends. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in any financing instruments and such other factors as our board of directors deems relevant.

•
Liquidation. In the event of a liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, after payment of our liabilities and obligations to creditors and any holders of preferred stock, our remaining assets, if any, will be distributed ratably among the holders of shares of common stock on a per share basis.

•
Rights and Preferences. Holders of our common stock have no preference, exchange, sinking fund, redemption, appraisal rights or preemptive rights to subscribe for any of our securities. The rights, powers, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

•	Merger. In the event we merge or consolidate with or into another entity, holders of each share of common stock generally will be entitled to receive the same per share consideration.
 Preferred Stock
Our Charter provides that our board of directors has the authority, without action by the stockholders, to designate and issue up to 50,000,000 shares of preferred stock in one or more classes or series and to fix the powers, rights, preferences and privileges of each class or series, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series. The rights fixed as to any class or series of preferred stock may be greater than the rights of the holders of the common stock. Any issuance of shares of preferred stock could adversely affect the voting power and liquidation rights of holders of common stock, and the likelihood that the holders will receive dividend payments and payments upon liquidation could have the effect of delaying, deferring or preventing a change in control that might otherwise be favorable to our common stockholders.
Anti-Takeover Effects of Our Charter, Our Bylaws and Delaware Law
Some provisions of Delaware law, our Charter and our Bylaws contain provisions that could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of us. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage anyone seeking to acquire control of us to negotiate first with our board of directors. However, these provisions may also delay, deter or prevent a change in control or other takeover of our company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock, and also may limit the price that investors are willing to pay in the future for our common stock. These provisions may also have the effect of preventing changes in our management.

Our Charter divides our board of directors into three classes. Our stockholders elect directors for three-year terms upon the expiration of their current terms. Our stockholders will elect only one class of directors each year. We believe that classification of our board of directors will help to assure the continuity of our business strategies and policies. The classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of our stockholders will generally be required to effect a change in a majority of our board of directors.
Our Charter and Bylaws
Our Charter and Bylaws include provisions that:

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authorize our board of directors, without further action by the stockholders, to issue up to 50,000,000 shares of preferred stock in one or more classes or series, and to fix the number of shares constituting each class or series and establish the rights and other terms of that class or series;

•	require that actions to be taken by our stockholders may be taken only at an annual or special meeting of our stockholders and not by written consent;

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specify that special meetings of our stockholders can be called only by our board of directors pursuant to a resolution adopted by a majority of the total number of directors then in office, the chairman of our board of directors or our chief executive officer;

•	establish advance notice procedures for stockholders to submit nominations of candidates for election to our board of directors and other proposals to be brought before a stockholders’ meeting;

•	provide that our bylaws may be amended by our board of directors without stockholder approval;

•	allow our directors to establish the size of our board of directors by action of our board, subject to a minimum of three members;

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provide that vacancies on our board of directors or newly created directorships resulting from an increase in the number of our directors may be filled only by a majority of directors then in office, even though less than a quorum; and

•	prohibit us from engaging in certain business combinations with any “interested stockholder” unless specified conditions are satisfied as described below under “--Business Combinations.”
 Business Combinations
We have opted out of Section 203 of the DGCL, which regulates corporate takeovers. However, our Charter contains provisions that are similar to Section 203 of the DGCL. Specifically, our Charter provides that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the person became an interested stockholder, unless:

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prior to the time that person became an interested stockholder, our board of directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder;

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upon consummation of the transaction which resulted in the person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding certain shares; or

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at or subsequent to the time the person became an interested stockholder, the business combination is approved by our board of directors and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, consolidation, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an interested stockholder is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock. This provision could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us in transactions that may otherwise be favorable to our stockholders.
Transfer Agent and Registrar
The transfer agent and registrar for the shares of our common stock is American Stock Transfer & Trust Company, LLC.
National Market Listing
Our common stock is listed on the New York Stock Exchange under the symbol “NWHM.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and U.S. Bank National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, the “Company,” “we,” “our” or “us” refer to The New Home Company Inc., excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officers’ certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

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any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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the provisions, if any, relating to conversion or exchange of any debt securities of such series, including, if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, at the option of the holders of the debt securities or at our option, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange if the debt securities are redeemed;

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series and the form and terms of such guarantees; and

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of a depositary, which shall be a clearing agency registered under the Exchange Act, which may be The Depository Trust Company, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth in a prospectus supplement, book-entry debt securities will not be issuable in certificated form.

Without our prior consent, the registrar is not required (1) to register the transfer of or exchange any security selected for redemption, (2) to register the transfer of or exchange any security for a period of 15 days before a selection of securities to be redeemed or (3) to register the transfer or exchange of a security between a record date and the next succeeding interest payment date.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities except as expressly permitted in the indenture, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and upon either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. The specific terms of the arrangement with the depositary with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

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we are the surviving corporation or the successor person (if other than The New Home Company Inc.) is a corporation or limited liability company organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; provided that, at any time the successor person is a limited liability company, there shall be a co-obligor of the debt securities that is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of our assets in accordance with the indenture, the successor corporation formed by such consolidation or into or with which we are merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, us under the indenture and the predecessor company in the case of a sale, conveyance or other disposition (other than a lease) shall be released from all obligations and covenants under the indenture and the securities.

Events of Default
Unless otherwise provided in a prospectus supplement with respect to a series of debt securities, “Event of Default” means with respect to any series of debt securities, any of the following:

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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent on or prior to 11:00 a.m., New York City time, on the 30th day of such period);

•	default in the payment of principal of any security of that series at its maturity;

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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

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if the securities of such series are subject to a guarantee of a guarantor, such guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by such guarantor or by us not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated or permitted by the indenture or the terms of the securities of such series;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of The New Home Company Inc.; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

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the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, the trustee has failed to institute any such proceeding within 60 days after receipt of such notice, request and offer of indemnity, and the trustee has not received during such 60-day period from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We, the applicable guarantors, if any, and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

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to add any person as a guarantor of all or any securities of any series, which securities were not theretofore subject to any guarantee, or to add additional guarantors of all or any securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

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to conform the text of the applicable indenture, the applicable guarantees or the applicable securities to any provision of the “Description of Notes” section of an applicable prospectus supplement or other offering document pursuant to which any debt securities are offered or sold upon issuance pursuant to the indenture;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series and any guarantees thereof as permitted by the indenture;

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to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

•	to allow any applicable guarantor to execute a supplemental indenture or guarantee with respect to the applicable securities;

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to evidence the release and discharge of any guarantor from its obligations under its guarantees and its obligations thereunder in respect of any debt securities, in each case in accordance with the indenture and the terms of such debt securities; or

•	to comply with requirements of the SEC or changes in applicable law related to the indenture, the guarantees, if any, or the debt securities.

We, the applicable guarantors and the trustee may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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reduce the principal of or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

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waive a default in the payment of the principal of or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or interest on any debt security payable in currency other than that stated in the debt security;

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make any change to certain provisions of the indenture relating to, among other things, (i) the right of holders of debt securities to receive payment of the principal of and interest on those debt securities and to institute suit for the enforcement of any such payment, (ii) waivers of past defaults or (iii) amendments that require the consent of all affected holders;

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in the case of any debt security that is subject to a guarantee, release the guarantor of such guarantee from any of its obligations under such guarantee, except in accordance with the terms of the indenture and the debt security; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance or the compliance of any guarantor with provisions of the indenture or any guarantee.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we and the guarantors, if any, may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide an amount in cash sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the dates such installments of principal and interest and such sinking fund payments are due.

This discharge may occur only if, among other things, we or, if applicable, any guarantors, have delivered to the trustee an officers' certificate and opinion of counsel stating that (i) we or such guarantors have received from, or there has been published by, the United States Internal Revenue Service a ruling, or (ii) since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm, subject to customary exclusions, that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

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we and any guarantor, if applicable, may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

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deposit by us or, if applicable, any guarantors, with the trustee of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide an amount in cash sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal (including mandatory sinking fund or analogous payments) of and interest on the debt securities of that series on the dates such installments of principal or interest are due; and

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delivery by us or, if applicable, any guarantors, to the trustee of an officers' certificate and an opinion of counsel to the effect that (i) we or such guarantors have received from, or there has been published by, the United States Internal Revenue Service a ruling, or (ii) since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm, subject to customary exclusions, that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, covenant defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, covenant defeasance and discharge had not occurred.

 No Personal Liability of Directors, Officers, Employees or Stockholders
None of our or any guarantor's past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our or such guarantor's obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture, the debt securities and each guarantee, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
Regarding the Trustee
U.S. Bank National Association is the trustee under the indenture. The trustee has, and certain of its affiliates may have, from time to time, commercial and investment banking relationships (including other trusteeships) with us and certain of our affiliates in the ordinary course of business.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

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the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

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the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	United States federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of The New Home Company Inc.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

DESCRIPTION OF GUARANTEES

To the extent provided in the applicable supplement to this prospectus, the debt securities offered and sold pursuant to this prospectus may be guaranteed by one or more guarantors. Each guarantee will be issued under a supplement to the indenture. The prospectus supplement relating to a particular issue of guarantees will describe the terms of those guarantees, including the following, to the extent applicable:

•	the series of debt securities to which the guarantees apply;

•	whether the guarantees are secured or unsecured;

•	whether the guarantees are senior, senior subordinated or subordinated;

•	the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and

•	any additional terms of the guarantees.

SELLING STOCKHOLDERS

This prospectus also relates to the resale by certain of our stockholders, who we refer to in this prospectus as the “selling stockholders,” of up to 6,407,484 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. The selling stockholders acquired the shares of our common stock registered for resale hereunder in connection with the conversion of their membership interests in The New Home Company LLC as part of our formation transactions that were consummated immediately prior to the completion of our initial public offering.

Information about the selling stockholders, where applicable, including their identities, the amount of shares of common stock owned by each selling stockholder prior to the offering, the number of shares of our common stock to be offered by each selling stockholder and the amount of common stock to be owned by each selling stockholder after completion of the offering, will be set forth in an applicable prospectus supplement, a post-effective amendment, documents incorporated by reference or in a free writing prospectus we file with the SEC.

The selling stockholders may not sell any shares of our common stock pursuant to this prospectus until we have identified such selling stockholders and the shares being offered for resale by such selling stockholders in a subsequent prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The selling stockholders may also sell shares under Rule 144 under the Securities Act or any other exemption under the Securities Act, if available, rather than under this prospectus.

Each time that we or any of the selling stockholders sell securities covered by this prospectus, we or the selling stockholders will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us or the selling stockholders, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the selling stockholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the New York Stock Exchange, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Snell & Wilmer L.L.P., Phoenix, Arizona will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of us. Additional legal matters may be passed upon for us, the selling stockholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS

The consolidated financial statements of The New Home Company Inc. as of December 31, 2016 and 2015, and for the three year period then ended, incorporated by reference in this prospectus from the Company’s Current Report on Form 8-K, dated January 22, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report included therein, and are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The (1) financial statements of TNHC Newport LLC; (2) financial statements of TNHC Meridian Investors LLC; and (3) financial statements of TNHC-HW Foster City LLC, in each case as of December 31, 2016 and for the three year period then ended; the (4) consolidated financial statements of LR8 Investors, LLC for the year ended December 31, 2014; and (5) consolidated financial statements of Larkspur Land 8 Investors, LLC for the year ended December 31, 2014, all incorporated by reference in this prospectus from The New Home Company Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2016 have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.        Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount
SEC registration fee	$66,029
FINRA filing fee	(1)
Trustee fees and expenses	(1)
Printing expenses	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Miscellaneous fees	(1)
Total	$(1)

___________
(1)     These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.        Indemnification of Directors and Officers
Delaware Corporations
Delaware General Corporation Law
The Company is a Delaware corporation. Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section

145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends as detailed under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.
Charter of The New Home Company Inc.
Article X of the amended and restated certificate of incorporation of The New Home Company Inc. provides that the Company shall, to the fullest extent authorized by the DGCL, indemnify any person made, or threatened to be made, a party to, or is otherwise involved in, any action, suit or proceeding (whether civil, criminal or otherwise) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company. The Company may, by action of the Company’s board of directors, provide indemnification to employees and agents of the Company to such extent and to such effect as the Company’s board of directors shall determine to be appropriate and authorized by the DGCL. Article X also provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit.
Bylaws of The New Home Company Inc.
Article VII of the amended and restated bylaws of The New Home Company Inc. provides that the Company shall, to the fullest extent permitted by law, indemnify any person made or threatened to be made a party or that is otherwise involved in any action, suit or proceeding (whether civil, criminal or otherwise) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise. The Company shall not be required to indemnify any person in connection with an action, suit or proceeding initiated by such person, including a counterclaim or crossclaim, unless such action, suit or proceeding was authorized by our board of directors. The Company may, by action of its board of directors, provide indemnification to such employees and agents of the Company to such extent and to such effect as its board of directors shall determine to be appropriate and authorized by Delaware law.
Bylaws of TNHC Realty and Construction Inc.

Article VII of the Bylaws of TNHC Realty and Construction Inc., or TNHC Realty, provides that TNHC Realty shall, to the fullest extent permitted by law, indemnify any person made or threatened to be made a party or that is otherwise involved in any action, suit or proceeding (whether civil, criminal or otherwise) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of TNHC Realty or is or was serving at the request of TNHC Realty as a director, officer or trustee of another corporation, partnership, joint venture or other enterprise. TNHC Realty may, by action of its board of directors, provide indemnification to such employees and agents of TNHC Realty with the same scope and effect as TNHC Realty’s indemnification of directors, officers and trustees.
Delaware Limited Liability Companies
Delaware Limited Liability Company Act
Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Limited Liability Company Agreements
The limited liability company agreements of each of The New Home Company Southern California LLC, The New Home Company Northern California LLC, TNHC Land Company LLC, TNHC Arizona LLC, TNHC-Santa Clarita GP LLC, LR8 Investors LLC, LR8 Owner, LLC, TNHC-Calabasas GP LLC, TNHC Grove Investment LLC, TNHC Canyon Oaks LLC, TNHC-Arantine GP LLC, Larkspur Land 8 Investors, LLC, Larkspur Land 8 Owner, LLC, TNHC Tidelands LLC, TNHC Arizona Marketing LLC, TNHC Holdings LLC and TNHC Holdings 1 LLC, each of which is referred to as an “LLC Subsidiary”, generally provide that none of the manager(s), officers or member(s) or any of the direct or indirect partners, managers, trustees, shareholders, members, officers, directors, agents, attorneys, employees and controlling persons of the member(s) or the manager(s) of any LLC Subsidiary shall be liable, responsible or accountable in damages or otherwise to such LLC Subsidiary, any third party or to any member for (i) any act performed or omission reasonably believed, in good faith, by the indemnified party to be within the scope of the authority conferred on the indemnified party by the limited liability company agreement or otherwise by the manager except for the gross negligence, fraud or willful misconduct of any indemnified party, (ii) the indemnified party’s performance of, or failure to perform, any act in the reasonable reliance on advice of legal counsel to the company or (iii) the negligence, dishonesty or bad faith of any agent, consultant or broker of the company selected, engaged or retained in good faith and with reasonable prudence. Each respective LLC Subsidiary is required to defend, indemnify and hold harmless its respective indemnified parties from any claim, loss, liability, damages, obligation, cause of action and expense (including reasonable attorneys’ fees) sustained by such person by reason of any act reasonably believed by such person to be within the scope of the authority conferred on the indemnified party by the limited liability company agreement or otherwise by the manager except for the gross negligence, fraud or willful misconduct of any indemnified party in carrying out his or her obligations thereunder.

The limited liability company agreement of TNHC San Juan LLC provides that its member shall be entitled to indemnification and advancement of expenses from the TNHC San Juan LLC for and against any loss, damage, claim or expense (including attorneys’ fees) whatsoever incurred by the member relating to or arising out of any act or omission or alleged acts or omissions (whether or not constituting negligence or gross negligence) performed or omitted by the member on behalf of TNHC San Juan LLC; provided, however, that any such indemnity is provided out of and to the extent of the assets of TNHC San Juan LLC only, and neither the member nor any other person shall have any personal liability on account thereof.

The limited liability company agreement of DMB/TNHC LLC provides that its covered persons shall be entitled to indemnification and advancement of expenses from the DMB/TNHC LLC for and against any loss, damage, claim or expense
(including attorneys’ fees) whatsoever incurred by the covered person relating to or arising out of any act or omission or alleged acts or omissions, except for gross negligence or intentional misconduct, performed or omitted by the covered person on behalf of DMB/TNHC LLC; provided, however, that any such indemnity is provided out of and to the extent of the assets of
DMB/TNHC LLC only, and neither the member nor any other person shall have any personal liability on account thereof.
Other
Indemnification Agreements
In addition, we have entered into indemnification agreements with each of our officers and directors. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Insurance
We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

Item 16.        Exhibits

(a) Exhibits.

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.        Undertakings

(a)     The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on January 22, 2018.

The New Home Company Inc.
a Delaware corporation

By:	/s/ John M. Stephens
John M. Stephens
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints H. Lawrence Webb and John M. Stephens, and each and any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ H. Lawrence Webb	Chief Executive Officer and Chairman (Principal Executive Officer)	January 22, 2018
H. Lawrence Webb
/s/ John M. Stephens	Chief Financial Officer (Principal Financial and Accounting Officer)	January 22, 2018
John M. Stephens

/s/ Wayne Stelmar	Director	January 22, 2018
Wayne Stelmar

/s/ Sam Bakhshandehpour	Director	January 22, 2018
Sam Bakhshandehpour

/s/ Michael Berchtold	Director	January 22, 2018
Michael Berchtold

/s/ David Berman	Director	January 22, 2018
David Berman

/s/ Paul Heeschen	Director	January 22, 2018
Paul Heeschen

/s/ Gregory P. Lindstrom	Director	January 22, 2018
Gregory P. Lindstrom

/s/ Cathey S. Lowe	Director	January 22, 2018
Cathey S. Lowe

/s/ Douglas C. Neff	Director	January 22, 2018
Douglas C. Neff

/s/ Nadine Watt	Director	January 22, 2018
Nadine Watt

/s/ William A. Witte	Director	January 22, 2018
William A. Witte

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on January 22, 2018.

TNHC Realty and Construction Inc.
a Delaware corporation

By:	/s/ John M. Stephens
John M. Stephens
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints H. Lawrence Webb and John M. Stephens, and each and any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ H. Lawrence Webb	Chief Executive Officer and Director (Principal Executive Officer)	January 22, 2018
H. Lawrence Webb

/s/ John M. Stephens	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	January 22, 2018
John M. Stephens

/s/ Leonard Miller	Director	January 22, 2018
Leonard Miller

/s/ Thomas Redwitz	Director	January 22, 2018
Thomas Redwitz

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on January 22, 2018.

The New Home Company Southern California LLC
a Delaware limited liability company

The New Home Company Northern California LLC
a Delaware limited liability company

TNHC Land Company LLC
a Delaware limited liability company

TNHC Arizona LLC
a Delaware limited liability company

TNHC Arizona Marketing LLC
a Delaware limited liability company

By:	/s/ John M. Stephens
John M. Stephens
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints H. Lawrence Webb and John M. Stephens, and each and any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ H. Lawrence Webb	Chief Executive Officer (Principal Executive Officer)	January 22, 2018
H. Lawrence Webb
Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ John M. Stephens		January 22, 2018
John M. Stephens

The New Home Company Inc. /s/ John M. Stephens	Sole or Managing Member*	January 22, 2018
John M. Stephens Chief Financial Officer

*    Each of the co-registrants listed above has no directors or managers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on January 22, 2018.

TNHC San Juan LLC
a Delaware limited liability company

TNHC-Santa Clarita GP LLC
a Delaware limited liability company

TNHC-Calabasas GP LLC
a Delaware limited liability company

By:	/s/ John M. Stephens
John M. Stephens
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints H. Lawrence Webb and John M. Stephens, and each and any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ H. Lawrence Webb	Chief Executive Officer (Principal Executive Officer)	January 22, 2018
H. Lawrence Webb
Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ John M. Stephens		January 22, 2018
John M. Stephens

The New Home Company Southern California LLC /s/ John M. Stephens	Sole or Managing Member*	January 22, 2018
John M. Stephens Chief Financial Officer

*    Each of the co-registrants listed above has no directors or managers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on January 22, 2018.

LR8 Investors, LLC
a Delaware limited liability company

By:	/s/ John M. Stephens
John M. Stephens
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints H. Lawrence Webb and John M. Stephens, and each and any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ H. Lawrence Webb	Chief Executive Officer (Principal Executive Officer)	January 22, 2018
H. Lawrence Webb
Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ John M. Stephens		January 22, 2018
John M. Stephens

The New Home Company Southern California LLC /s/ John M. Stephens	Member*	January 22, 2018
John M. Stephens Chief Financial Officer

TNHC Realty and Construction Inc. /s/ John M. Stephens	Member*	January 22, 2018
John M. Stephens Chief Financial Officer

*	LR8 Investors, LLC has no directors or managers. The New Home Company Southern California LLC and TNHC Realty and Construction Inc. are the sole members of LR8 Investors, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on January 22, 2018.

LR8 Owner, LLC
a Delaware limited liability company

By:	/s/ John M. Stephens
John M. Stephens
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints H. Lawrence Webb and John M. Stephens, and each and any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ H. Lawrence Webb	Chief Executive Officer (Principal Executive Officer)	January 22, 2018
H. Lawrence Webb
Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ John M. Stephens		January 22, 2018
John M. Stephens

LR8 Investors, LLC /s/ John M. Stephens	Sole or Managing Member*	January 22, 2018
John M. Stephens Chief Financial Officer

*	LR8 Owner, LLC has no directors or managers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on January 22, 2018.

TNHC Grove Investment LLC
a Delaware limited liability company

TNHC Tidelands LLC
a Delaware limited liability company

By:	/s/ John M. Stephens
John M. Stephens
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints H. Lawrence Webb and John M. Stephens, and each and any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ H. Lawrence Webb	Chief Executive Officer (Principal Executive Officer)	January 22, 2018
H. Lawrence Webb
Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ John M. Stephens		January 22, 2018
John M. Stephens

The New Home Company Northern California LLC /s/ John M. Stephens	Sole or Managing Member*	January 22, 2018
John M. Stephens Chief Financial Officer

*    Each of the co-registrants listed above has no directors or managers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on January 22, 2018.

TNHC Canyon Oaks LLC
a Delaware limited liability company

TNHC-Arantine GP LLC
a Delaware limited liability company

TNHC Holdings LLC
a Delaware limited liability company

TNHC Holdings 1 LLC
a Delaware limited liability company

By:	/s/ John M. Stephens
John M. Stephens
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints H. Lawrence Webb and John M. Stephens, and each and any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ H. Lawrence Webb	Chief Executive Officer (Principal Executive Officer)	January 22, 2018
H. Lawrence Webb
Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ John M. Stephens		January 22, 2018
John M. Stephens

TNHC Land Company LLC /s/ John M. Stephens	Sole or Managing Member*	January 22, 2018
John M. Stephens Chief Financial Officer

*    Each of the co-registrants listed above has no directors or managers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on January 22, 2018.

Larkspur Land 8 Investors, LLC
a Delaware limited liability company

By:	/s/ John M. Stephens
John M. Stephens
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints H. Lawrence Webb and John M. Stephens, and each and any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ H. Lawrence Webb	Chief Executive Officer (Principal Executive Officer)	January 22, 2018
H. Lawrence Webb
Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ John M. Stephens		January 22, 2018
John M. Stephens

The New Home Company Northern California LLC /s/ John M. Stephens	Member and Manager*	January 22, 2018
John M. Stephens Chief Financial Officer

TNHC Realty and Construction Inc. /s/ John M. Stephens	Member*	January 22, 2018
John M. Stephens Chief Financial Officer

*
The New Home Company Northern California LLC is the manager of Larkspur Land 8 Investors, LLC. The New Home Company Northern California LLC and TNHC Realty and Construction Inc. are the sole members of Larkspur Land 8 Investors, LLC. Larkspur Land 8 Investors, LLC has no directors.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on January 22, 2018.

Larkspur Land 8 Owner, LLC
a Delaware limited liability company

By:	/s/ John M. Stephens
John M. Stephens
Chief Financial Officer

    POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints H. Lawrence Webb and John M. Stephens, and each and any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ H. Lawrence Webb	Chief Executive Officer (Principal Executive Officer)	January 22, 2018
H. Lawrence Webb
Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ John M. Stephens		January 22, 2018
John M. Stephens

Larkspur Land 8 Investors, LLC /s/ John M. Stephens	Sole or Managing Member*	January 22, 2018
John M. Stephens Chief Financial Officer

*    Larkspur Land 8 Owner, LLC has no directors or managers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on January 22, 2018.

DMB/TNHC LLC
a Delaware limited liability company

By:	/s/ John M. Stephens
John M. Stephens
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints H. Lawrence Webb and John M. Stephens, and each and any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ H. Lawrence Webb	Chief Executive Officer (Principal Executive Officer)	January 22, 2018
H. Lawrence Webb
Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ John M. Stephens		January 22, 2018
John M. Stephens

TNHC ARIZONA LLC /s/ John M. Stephens	Manager*	January 22, 2018
John M. Stephens Chief Financial Officer

*    DMB/TNHC LLC has no directors.

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
4.1
Amended and Restated Certificate of Incorporation of The New Home Company Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013).

4.2	State of Delaware Certificate of Change of Registered Agent and/or Registered Office (incorporated by reference to Exhibit 3.1 of the Company's Current Report on From 8-K filed on August 1, 2016).
4.3	Amended and Restated Bylaws of The New Home Company Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed on August 1, 2016).
4.4
Specimen Common Stock Certificate of The New Home Company Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1 (Amendment No. 10, filed on January 24, 2014)).

4.5	Form of Indenture.
4.6*	Form of Debt Security, including form of guarantee.
4.7*	Form of Warrant Agreement, including form of Warrant
4.8*	Form of Preferred Stock Certificate.
4.9*	Form of Purchase Contract Agreement.
4.10*	Form of Unit Agreement.
4.11
Investor Rights Agreement among The New Home Company Inc., TNHC Partners LLC, IHP Capital Partners VI, LLC, WATT/TNHC LLC, TCN/TNHC LP and collectively H. Lawrence Webb, Wayne J. Stelmar, Joseph D. Davis and Thomas Redwitz (incorporated by reference to Exhibit 4.2 of the Company's Annual Report on Form 10-K for the year ended December 31, 2013).

5.1	Opinion of Snell & Wilmer L.L.P.
12.1	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2	Consent of Ernst & Young LLP, independent auditors.
23.3	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1).
24.1	Powers of Attorney (incorporated by reference to the signature pages hereto).
25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee under the indenture filed as Exhibit 4.5 above.

 *    To be filed by amendment or incorporated by reference in connection with the offering of the securities.